                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                    APEX PC SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF APEX PC SOLUTIONS, INC.:

    NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Apex PC Solutions, Inc. will be held at 10:00 a.m. local time on Thursday, June 24, 1999, at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033, for the following purposes:

    (1) To elect four directors for a one-year term;

    (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the current fiscal year; and

    (3) To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on April 26, 1999, will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each shareholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.

                                          By order of the Board of Directors,
                                          APEX PC SOLUTIONS, INC.

                                          /s/ SAMUEL F. SARACINO, SECRETARY

                                          Samuel F. Saracino, Secretary

Redmond, Washington
May 14, 1999

                            APEX PC SOLUTIONS, INC.
                             9911 WILLOWS ROAD N.E.
                           REDMOND, WASHINGTON 98052

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                         INFORMATION REGARDING PROXIES

    This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed on or about May 14, 1999, to shareholders in connection with the solicitation of proxies by the Board of Directors of Apex PC Solutions, Inc. (the "Company") for the 1999 Annual Meeting of Shareholders. The meeting will be held on Thursday, June 24, 1999, at 10:00 a.m. at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033.

    Only shareholders of record at the close of business on April 26, 1999, will be entitled to vote at the meeting. At the close of business on April 26, 1999, there were 20,554,510 outstanding shares of the Company's common stock ("Common Stock"). Each share of outstanding Common Stock is entitled to one vote, and the holders of a majority of the votes entitled to be cast on a matter constitute a quorum for the transaction of business. Once a quorum exists, a director nominee is elected or a proposal is approved if the votes cast in favor of the nominee or the proposal exceed the votes cast against the nominee or the proposal. There is no provision in the Company's Amended and Restated Articles of Incorporation for cumulative voting.

    If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation, please complete, sign, date, and mail the enclosed proxy promptly in the enclosed envelope. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date, and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

    If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified on the proxy. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this Proxy Statement, and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants for the Company for the year ending December 31, 1999.

    Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the director nominees or the other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

    The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, facsimile, telephone, or other electronic means and personally by officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock.

    The purpose of the meeting and the matters to be acted upon are set forth in the Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Annual Meeting. If any such other business shall properly come before the meeting, however, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of five members (one position is vacant): Jeffrey T. Chambers, Franz Fichtner, Kevin J. Hafer, Edwin L. Harper, and William McAleer, each serving a one-year term. Mr. Chambers has decided not to seek another term as a director of the Company, and the Board of Directors therefore proposes the following four nominees for re-election as Directors at the Annual Meeting: Franz Fichtner, Kevin J. Hafer, Edwin L. Harper and William McAleer. Each Director will hold office for a one-year term until the first annual meeting of shareholders immediately following expiration of his term of office and until his successor is qualified and elected. The Board is also looking for additional Board members to fill the vacancies that will exist on the Board after the 1999 Annual Meeting of Shareholders.

    Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of the nominees does not accept the nomination, or is otherwise unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION

    The names and ages of the nominees, the year in which each first became a Director of the Company, their principal occupations, and certain other information are as follows:

    Franz Fichtner, age 47, has served as a Director of the Company since March 1998. Mr. Fichtner has been President of Diamond Multimedia Europe, a computer hardware company, since October 1997. From January 1995 to October 1997, Mr. Fichtner was President of 3Com Europe, a computer network company, and from January 1991 to January 1995, was Managing Director of 3Com GmbH.

    Kevin J. Hafer, age 42, has been President of the Company since June 1995, and has served as Chief Executive Officer of the Company since December 1995 and as a Director of the Company since January 1996. From February 1993 to June 1995, Mr. Hafer served as the General Manager of the Company, and from December 1989 to January 1993, he served as the Manager and Technical Operations Director of the Predecessor. Prior to joining the Company's predecessor, Mr. Hafer was employed at Harris Corporation from May 1979 to September 1989, serving in various management capacities.

    Edwin L. Harper, age 54, has served as a Director of the Company since October 1996. From June 1996 through December 1998, Mr. Harper served as President and Chief Executive Officer of SyQuest Technology, a computer hardware company that filed a petition under Chapter 11 of the Bankruptcy Code in November 1998. From July 1993 to June 1996, Mr. Harper was employed as President and Chief Executive Officer of ComByte, Inc., and from June 1988 to May 1993, Mr. Harper served in various capacities, including President and Chief Executive Officer, at Colorado Memory Systems, Inc. Mr. Harper is also a Director of Network Associates, a network security management company, serving in various management capacities.

    William McAleer, age 47, has served as a Director of the Company since June 1996. Mr. McAleer is currently Managing Director of Voyager Capital, which provides venture financing to private information technology companies. From 1988 through 1994, he was Vice President Finance, Chief Financial Officer and Secretary with Aldus Corporation, a publicly held software company. Prior to joining Aldus, he was Vice President, Finance and Administration from 1987 to 1988, of Ecova Corporation and also served as a Vice President with Westin Hotels Company from 1984 through 1987.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

    The Audit Committee reviews with the Company's independent accountants the scope, results, and costs of the annual audit and the Company's accounting policies and financial reporting. The current members of the Audit Committee are William McAleer (Chairman) and Jeffrey T. Chambers, and after the Annual Meeting, the members will be William McAleer (Chairman) and Edwin L. Harper.

    The Compensation Committee oversees the Company's compensation and benefits practices and programs. The current members of the Compensation Committee are Edwin L. Harper (Chairman) and Jeffrey T. Chambers, and after the Annual Meeting, the members will be Edwin L. Harper (Chairman) and William McAleer.

BOARD AND BOARD COMMITTEE MEETINGS

    During the fiscal year ended December 31, 1998, there were five meetings of the Board of Directors, and the Board of Directors took action by unanimous written consent an additional five times during 1998. There were three meetings of the Audit Committee during the fiscal year ended December 31, 1998. There were two meetings of the Compensation Committee during the year ended December 31, 1998, and the Compensation Committee took action by unanimous written consent an additional eight times during the fiscal year ended December 31, 1998. All Directors attended all meetings of the Board and of the Committees on which they served except that one Director did not attend one meeting of the Board.

COMPENSATION OF DIRECTORS

    Directors are reimbursed for their out-of-pocket expenses for attendance at meetings. During the fiscal year ended December 31, 1998, Mr. Fichtner, Mr. Harper, and Mr. McAleer received annual compensation of $6,000 for their services as Directors, and effective April 1, 1999, the compensation for outside Directors is $15,000 per year. On his election as a director in March 1998, Mr. Fichtner was initially granted options to purchase 36,000 shares of the Company's Common Stock at $14.94 per share, exercisable pro rata over thirty-six
(36) months commencing April 1, 1998. Each individual who was a Director of the Company in August 1998 was also granted options at that time to purchase 12,000 shares of the Company's Common Stock at $11.42 per share. These options vest monthly over a one-year period after the expiration of the vesting period for currently outstanding options.

EXECUTIVE OFFICERS

    The following are the executive officers of the Company. Executive officers are elected by the Board of Directors:

    Kevin J. Hafer. See description under "Election of Directors--Information About Directors and Nominees for Election."

    Thomas M. Buiocchi, age 41, has been Vice President of Marketing of the Company since April 1998. From July 1997 to April 1998, Mr. Buiocchi was Vice President, Marketing, of Enron Marketing, an energy services company. From December 1994 to July 1997, Mr. Buiocchi was Executive Vice President and

Chief Operating Officer of FMES Incorporated, also an energy services company. From December 1993 to December 1995, Mr. Buiocchi was Director of Planning for Hewlett-Packard Computer Systems Organization, part of Hewlett-Packard Corporation, a computer hardware company. From April 1992 to December 1993, Mr. Buiocchi was Director of Marketing for HP Personal Computer Systems Organization.

    Barry L. Harmon, age 45, has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1999. From February 1992 to January 1999, Mr. Harmon was employed at Electro Scientific Industries, Inc., and served as Vice President and Chief Financial Officer from January 1994 to January 1995, and as Senior Vice President and Chief Financial Officer from January 1995 to January 1999. Prior to 1992, Mr. Harmon spent six years with Citibank Global Private Bank as a Divisional Controller and Chief Financial Officer. Mr. Harmon also worked for Arthur Andersen LLP for seven years, serving as an Audit Manager for three years.

    C. David Perry, age 44, has been Vice President of Worldwide Sales of the Company since November 1998. From March 1997 to September 1998, he served as Acer America Corporation's Vice President of Sales--Commercial Division. Mr. Perry was employed by Texas Instruments from 1979 until March 1997, and served as Director of North American channel sales for Texas Instruments from 1993 until 1997.

    Samuel F. Saracino, age 48, has been Vice President of Business Development and General Counsel of the Company since February 1998, and Secretary of the Company since March 1998. From January 1984 to February 1998, Mr. Saracino was a partner at the Seattle law firm of Davis Wright Tremaine LLP, the Company's outside general counsel.

    Christopher L. Sirianni, age 45, has been a Vice President of the Company since August 1996. From March 1994 to August 1996, Mr. Sirianni served as the Company's Director of Sales and Marketing. From August 1992 to February 1994, Mr. Sirianni served as the Director of Sales of Coastal Manufacturing, a metal fabrication company. Mr. Sirianni served as a consultant/sales executive for National Precision Bearing, a distributor, from November 1991 to June 1992. From September 1982 to October 1991, Mr. Sirianni served in various capacities, including Vice President of Sales and Marketing for Augat Communications, a telecommunications company.

OTHER SIGNIFICANT EMPLOYEES

    In addition to directors and executive officers, the Company has the following significant employees:

    Mary L. Flynn, age 52, has served as the Company's Director of Administration and Operations since January 1999. From November 1995 to December 1998, she was Director of Administration. Ms. Flynn joined the Company, on a full-time basis, in January 1994 and served as an administrative assistant through October 1995.

    Stephen J. McCarthy, age 46, has served as the Company's Director of Product Development since July 1995. From February 1994 to July 1995, Mr. McCarthy served as the Company's Research and Development Manager, and from November 1987 to February 1994, Mr. McCarthy served as the Account Manager for the Company and the on-site service division of the Company's predecessor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The following table sets forth as of April 26, 1999, certain information with respect to the ownership of the Common Stock of the Company by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company's executive officers named under "Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act Executive Officers and Directors" and (iv) all executive officers and directors of the Company as a group.

Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable.

NAME OF BENEFICIAL OWNER(1)                                              SHARES     PERCENTAGE
---------------------------------------------------------------------  ----------  -------------
Alliance Capital Management L. P. ...................................   3,294,450         16.0%
  1290 Avenue of the Americas
  New York, NY 10104
J. & W. Seligman & Co., Inc. ........................................   2,559,450         12.5
  100 Park Avenue
  New York, NY 10006
Pilgrim Baxter & Associates, Ltd. ...................................   1,330,500          6.5
  825 Duportail Road
  Wayne, PA 19087
Nicholas Applegate Capital Management ...............................   1,141,553          5.6
  600 West Broadway, Suite 2900
  San Diego, CA 92101
Kevin J. Hafer(2)....................................................     662,257          3.2
Samuel F. Saracino(3)................................................      94,100        *
Christopher L. Sirianni(4)...........................................      91,500        *
Thomas M. Buiocchi(5)................................................      87,500        *
Jeffrey T. Chambers(6)...............................................      73,357        *
Edwin L. Harper(7)...................................................      32,900        *
William McAleer(8)...................................................      25,500        *
Franz Fichtner(9)....................................................      14,999        *
C. David Perry.......................................................      12,350        *
Barry L. Harmon......................................................      --              0.0
All directors and executive officers as a group
  (10 persons)(10)...................................................   1,094,463          5.2%

------------------------

*   Less than 1%.

 (1) Except as set forth herein the address of the directors and executive officers set forth in the table is the address of the Company, 9911 Willows Road, N.E., Redmond, Washington 98052.

 (2) Includes 248,142 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $4.06 per share. Also includes 5,100 shares owned by an irrevocable trust for the benefit of Mr. Hafer's children, and 61 shares owned by Mr. Hafer as custodian under various Uniform Transfer to Minors Accounts for the benefit of his nieces and nephews, and Mr. Hafer disclaims beneficial ownership of all such 5,161 shares.

 (3) Includes 87,500 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $14.94 per share. Also includes 5,100 shares owned by an irrevocable trust for the benefit of Mr. Hafer's children, of which Mr. Saracino is trustee, and Mr. Saracino disclaims beneficial ownership of all such 5,100 shares.

 (4) Includes 49,500 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.1225 per share.

 (5) Includes 87,500 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $14.94 per share.

 (6) Includes 36,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.1225 per share, of which Mr. Chambers disclaims beneficial ownership. Also includes 6,987 shares owned by two irrevocable trusts for the benefit of Mr. Chambers' children, of which Mr. Chambers is a co-trustee. Mr. Chambers disclaims beneficial ownership of all such 6,987 shares.

 (7) Includes 14,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.33 per share.

 (8) Includes 18,000 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $0.1225 per share.

 (9) Includes 14,999 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at $14.94 per share.

 (10) Includes 555,641 shares of Common Stock issuable upon exercise of stock options currently exercisable or becoming exercisable within 60 days at a weighted average exercise price of $6.95 per share. See Notes (2), (3),
      (4), (5), (6), (7), (8) and (9) above.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors (comprised of two non-employee directors) reviews and approves individual officer salaries, incentive performance goals, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

    The Company's overall compensation philosophy is to provide competitive levels of total compensation that will enable the Company to attract, motivate, retain, and reward qualified employees. The Committee believes that compensation should promote continued performance of corporate and personal goals and that any long-term incentive should be aligned with the interest of the Company's stockholders. The Company's executive compensation policies are designed to provide competitive levels of compensation to motivate officers to achieve the Company's business objectives and to reward these officers based on their achievements. The executive compensation program primarily consists of (i) base salary, (ii) incentive compensation in the form of an annual bonus, and (iii) stock options awarded under the Company's Employee Stock Plan.

    Compensation for the Company's executive officers (including the Named Executive Officers as defined below) consists of the following components:

    BASE SALARY. In setting compensation levels for executive officers, the Committee reviews several salary surveys detailing information relating to competitive compensation levels at other technology companies in the Pacific Northwest and, to a lesser extent, in California. Recommendations by management are examined by the Committee in the light of this reported information. Officer base compensation may vary based on tenure with the Company, experience, assessment of individual performance, duties and responsibilities, and other factors of importance to the success of the Company.

    INCENTIVE BONUSES. The incentive bonus program provides a variable compensation opportunity for the executive officers. Bonus payments are discretionary and based on a combination of the Company's corporate financial performance and individual officer performance relative to achievement of the pre-established specified management and strategic objectives. Target bonuses for executive officers range up to seventy-five percent of the base salary of the individual executive officer.

    STOCK OPTIONS. The Committee believes that stock ownership provides significant incentive to employees by providing an opportunity to receive additional compensation by increasing shareholder value. This compensation element aligns the interests of employees with those of the stockholders. The long-term incentive is realized through the granting of stock options to employees and eligible Named Executive Officers. Stock options have value for the employee only if the price of the Company's stock increases above the exercise price, which is typically set at the fair market value of the Common Stock on the date the stock option is granted. The number of shares awarded with each stock option grant is based on the employee's current and anticipated future performance and ability to promote achievement of strategic corporate goals and anticipated future performance. The Committee reviews Named Executive Officers' stock option holdings annually to determine whether additional grants are appropriate. Initial stock options granted generally vest over a four-year period commencing one year after the option grant, and subsequent grants are generally exercisable at the end of the initial vesting period, thus providing an incentive to remain employed with the Company.

    OTHER. In addition to the compensation paid to the Named Executive Officers as described above, executive officers and all other participating regular employees of the Company are eligible to receive an annual matching contribution up to a specified percentage (which is determined annually by the Board of Directors) of their eligible compensation under the Company's 401(k) plan. For 1998, the Company matched 100% of an employee's or officer's elective contribution up to 5% of eligible compensation. Executive officers, subject to plan provisions, and all other regular employees are also eligible to participate in the Company's Employee Stock Purchase Plan (which qualifies under
Section 423 of the Internal Revenue Code).

    The Compensation Committee annually reviews and approves the compensation of Kevin J. Hafer, the Company's President and Chief Executive Officer. In setting the compensation level for the Chief Executive Officer, the Committee reviews competitive information reflecting compensation practices for technology companies and examines the Chief Executive Officer's performance relative to the Company's financial performance and his specific strategic objectives and goals. The Committee also considers the Chief Executive Officer's achievements against the same pre-established objectives and determines whether the Chief Executive Officer's base salary, bonus, and total compensation approximate the competitive range of compensation for chief executive officer positions in the technology industry. In establishing Mr. Hafer's 1998 compensation, the Committee reviewed Mr. Hafer's experience and past performance and compared them with chief executive officers of other companies.

                                          COMPENSATION COMMITTEE:
                                          Edwin L. Harper (Chairman)
                                          Jeffrey T. Chambers

SUMMARY COMPENSATION TABLE

    The following table summarizes all compensation earned by the Company's Chief Executive Officer and by the Company's other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended December 31, 1998, 1997 and 1996.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                              ANNUAL COMPENSATION     -------------
                                                           -------------------------      STOCK         ALL OTHER
NAME AND PRINCIPAL POSITION                       YEAR       SALARY        BONUS         OPTIONS      COMPENSATION
----------------------------------------------  ---------  ----------  -------------  -------------  ---------------
Kevin J. Hafer................................       1998  $  278,402  $  120,313(1)      199,500    $      8,000(2)
President and Chief Executive Officer                1997  $  200,000  $  167,500(3)      240,375    $     10,119(2)
                                                     1996  $  157,692  $  164,707(4)       36,000    $  1,009,619(2)

Christopher L. Sirianni.......................       1998  $  155,769  $   37,500(5)       --        $      7,788(6)
Vice President                                       1997  $  145,000  $  108,750(7)       33,000    $      8,000(6)
                                                     1996  $   89,123  $  148,396(8)      198,000    $      4,456(6)

Thomas M. Buiocchi(9).........................       1998  $  128,077  $   53,633(10)     300,000    $      2,241(11)
Vice President of Marketing

Samuel F. Saracino(12)........................       1998  $  157,296  $   66,828(13)     300,000    $      2,577(14)
Vice President of Business Development,
  General Counsel and Secretary

Douglas A. Bevis(15)..........................       1998  $  131,866       --             --              --
Former Vice President and Chief                      1997  $  120,000  $   60,000(17)      25,500    $      4,385(16)
Financial Officer

------------------------

 (1) Includes $120,313 in bonus earned in 1998 and paid in 1999.

 (2) Includes $1,000,000 related to the vesting of Series B Redeemable Preferred Stock in 1996, which was paid in 1997. Also represents matching contributions in the aggregate amounts of $8,000, $8,000 and $7,500 made by the Company in 1998, 1997 and 1996, respectively, to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Hafer and premium payments in the aggregate amount of $2,119 and $2,119 paid by the Company in 1997 and 1996, respectively, towards Mr. Hafer's life insurance policy.

 (3) Includes $150,000 in bonus earned in 1997 and paid in 1998.

 (4) Includes $80,000 bonus earned in 1996 and paid in 1997.

 (5) Includes $18,750 bonus earned in 1998 and paid in 1999.

 (6) Represents matching contributions made by the Company to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Sirianni.

 (7) Bonus earned in 1997 and paid in 1998.

 (8) Includes $54,894 bonus earned in 1996 and paid in 1997.

 (9) Mr. Buiocchi joined the Company in March 1998.

 (10) Includes $32,783 bonus earned in 1998 and paid in 1999.

 (11) Represents matching contributions made by the Company in 1998 to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Buiocchi.

 (12) Mr. Saracino joined the Company in February 1998.

 (13) Includes $36,278 bonus earned in 1998 and paid in 1999

 (14) Represents matching contributions made by the Company in 1998 to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Saracino.

 (15) Mr. Bevis left the Company in November 1998.

 (16) Represents matching contributions made by the Company in 1997 to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Bevis.

 (17) Includes $15,000 bonus earned in 1997 and paid in 1998.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information with respect to individual grants to the Named Executive Officers of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 1998:

                                                                                            POTENTIAL REALIZED VALUE AT
                                  NUMBER OF                                                   ASSUMED ANNUAL RATES OF
                                  SECURITIES       % OF TOTAL                                 STOCK PRICE APPRECIATION
                                  UNDERLYING     OPTIONS GRANTED   EXERCISE                       FOR OPTION TERM
                                   OPTIONS        TO EMPLOYEES     PRICE PER   EXPIRATION   ----------------------------
NAME                               GRANTED       IN FISCAL YEAR      SHARE        DATE           5%             10%
------------------------------  --------------   ---------------   ---------   ----------   -------------  -------------
Kevin J. Hafer................        12,000           0.6%         $11.42      8/31/08     $      86,159  $     218,343
                                     187,500           9.4%         $11.42      8/31/08     $   1,346,227  $   3,411,605

Samuel F. Saracino............       300,000          15.0%         $14.94       3/9/08     $   2,818,240  $   7,141,974

Thomas M. Buiocchi............       300,000          15.0%         $14.94       3/9/08     $   2,818,240  $   7,141,974

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to option exercises during the fiscal year ended December 31, 1998 by the Named Executive Officers and 1998 year-end option values:

                                                                               NUMBER OF
                                                                              SECURITIES
                                                                VALUE         UNDERLYING
                                                              REALIZED        UNEXERCISED    VALUE OF UNEXERCISED
                                                            (MARKET PRICE     OPTIONS AT     IN-THE-MONEY OPTIONS
                                             NUMBER OF       AT EXERCISE    FISCAL YEAR END   AT FISCAL YEAR END
                                          SHARES ACQUIRED   LESS EXERCISE    (EXERCISABLE/       (EXERCISABLE/
NAME                                        ON EXERCISE        PRICE)       UNEXERCISABLE)     UNEXERCISABLE)(1)
----------------------------------------  ---------------   -------------   ---------------  ---------------------
Kevin J. Hafer..........................      82,500          $931,769      233,786/611,143  $3,789,212/$6,751,870

Christopher L. Sirianni.................      --                --           41,250/90,750   $789,216/$1,327,817

Samuel F. Saracino......................      --                --            --/300,000         --/$1,295,240

Thomas M. Buiocchi......................      --                --            --/300,000         --/$1,295,240

Douglas A. Bevis........................      41,845          $796,574           --/--               --/--

------------------------

(1) Based upon the fair market value of the Company's Common Stock at fiscal year end of $19.25 per share less the exercise price payable for such shares.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

    In December 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. Hafer for a term of one year, subject to automatic one-year renewals thereafter. Pursuant to the terms of the Employment Agreement, the Compensation Committee of the Board of Directors set Mr. Hafer's 1998 base salary at $275,000, and awarded Mr. Hafer bonus payments of $120,313 for 1998 based on the achievement by Mr. Hafer and the Company of certain performance objectives. In connection with his employment, Mr. Hafer was awarded 187,500 stock options in 1998 under the Company's Employee Stock Plan. Under the Employment Agreement, if Mr. Hafer is terminated without cause (as defined in the Employment Agreement), he is entitled to receive his salary, benefits, bonus and accelerated vesting of his stock options for a period of one year, during which time and for an additional one year thereafter Mr. Hafer has agreed not to compete, directly or indirectly, with the Company.

TEN-YEAR OPTION/SAR REPRICING

    The following table sets forth information regarding the cancellation of and a replacement grant of a stock option to an executive officer:

                                                                                                                    LENGTH OF
                                                                        MARKET PRICE     EXERCISE                ORIGINAL OPTION
                                                SECURITIES UNDERLYING   OF STOCK AT      PRICE AT                TERM REMAINING
                                                      NUMBER OF           TIME OF        TIME OF        NEW        AT DATE OF
                                                    OPTIONS/SARS        REPRICING OR   REPRICING OR   EXERCISE      REPRICING
NAME                                     DATE    REPRICED OR AMENDED     AMENDMENT      AMENDMENT      PRICE        AMENDMENT
--------------------------------------  ------  ---------------------   ------------   ------------   --------   ---------------
Samuel F. Saracino(1).................  3/9/98         300,000             $14.94         $17.75       $ 14.94   10 Years
Vice President of Business
  Development, General Counsel and
  Secretary

------------------------

(1) Mr. Saracino was originally expected to join the Company in February 1998, and on February 18, 1998, was initially awarded options to purchase 300,000 shares of Company Common Stock at $17.75 per share, exercisable over 36 months commencing March 1, 1999. Because of continuing obligations to his prior employer, Mr. Saracino was not able to commence full-time employment with the Company until after the end of February, and as a result, his original stock option grant was cancelled (and was relinquished by him). Subsequently, on March 9, 1998 (at a time when the Compensation Committee granted a number of other stock options), Mr. Saracino was awarded options to purchase 300,000 shares at $14.94 per share exercisable over 36 months commencing April 1, 1999.

PERFORMANCE GRAPH

    The following graph compares the total stockholder return (stock price appreciation) on the Company's Common Stock with the cumulative total return (including reinvested dividends) on the NASDAQ US Index ("NASDAQ US") and the NASDAQ Computer Index ("NASDAQ Computer") for the period beginning February 1, 1997, the first day of the month in which the Company became a public company, and ending on December 31, 1998.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                                     APEX         NASDAQ COMPUTER     NASDAQ U.S.
2/1/97                                                             100.00                  100.00          100.00
12/31/97                                                           246.11                  106.14          114.39
12/31/98                                                           320.83                  194.59          161.19
*Assumes Initial Investment of $100 and Reinvestment of
Dividends

                                   PROPOSAL 2
            TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
                 AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY
                      FOR THE YEAR ENDED DECEMBER 31, 1999

    The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP to conduct an audit in accordance with generally accepted auditing standards of the Company's financial statements for the fiscal year ending December 31, 1999. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of the partners has any direct financial interest in the Company as independent accountants. This appointment is being submitted for ratification at the meeting. If not ratified, this appointment will be reconsidered by the Board, although the Board of Directors will not be required to appoint different independent accountants for the Company. PricewaterhouseCoopers LLP, or its predecessor, has served the Company as its independent accountants since December 1995.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS APPOINTMENT.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the

Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and ten-percent shareholders were complied with, except that (i) Thomas M. Buiocchi, the Company's Vice President of Marketing, filed SEC Form 3, relating to his initial ownership of securities in the Company, late and (ii) Franz Fichtner, a director, filed SEC Form 3, relating to his initial ownership of securities in the Company, late.

                               OTHER INFORMATION

    The 1998 Annual Report of the Company for the fiscal year ended December 31, 1998, was mailed to the shareholders of record as of April 26, 1999 together with the mailing of this Proxy Statement. Shareholders who did not receive a copy of the 1998 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Samuel F. Saracino, Secretary, Apex PC Solutions, Inc., 9911 Willows Road N.E., Redmond, Washington 98052. His telephone number is (425) 861-5858.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

    Proposals which shareholders intend to present at the 2000 Annual Meeting of Shareholders must be received by the Company no later than January 25, 2000 to be eligible for inclusion in the proxy material for that meeting.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons named in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment. The Company's 1998 Annual Report is enclosed herewith and contains the Company's financial statements for the year ended December 31, 1998. A COPY OF FORM 10-K, THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, ACCOMPANIES THIS MAILING AND MAY BE OBTAINED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS IT IN WRITING FROM THE COMPANY AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS PROXY STATEMENT. THE FORM 10-K IS ALSO AVAILABLE AT THE COMPANY'S WEB SITE: http://www.apex.com.

                                          APEX PC SOLUTIONS, INC.

Redmond, Washington
May 14, 1999

                            APEX PC SOLUTIONS, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 24, 1999

     The undersigned hereby appoints Kevin J. Hafer and Samuel F. Saracino, or either of them (with full power to act alone), as proxies with full power of substitution, to represent and to vote all of the Common Stock of APEX PC SOLUTIONS, INC. held of record by the undersigned at the close of business on April 26, 1999, at the annual meeting of shareholders of APEX PC SOLUTIONS, INC. on Thursday, June 24, 1999, and at any adjournments thereof, as set forth below and in accordance with their discretion on any other matters which may properly come before the meeting or any adjournments thereof.







_______________________________________________________________________________
                          --  FOLD AND DETACH HERE --

                                                          Please mark
                                                          your votes as  / X /
                                                          indicated in
                                                          this example


                                                        For all
                             For all     Withhold all    except:
1. Election of Directors:     /  /          /  /          /  /

   Franz Fichtner,     Kevin J. Hafer,
   Edwin L. Harper,    William McAleer



INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For all except" box and strike a line through the nominee's name.

                                                      For    Against   Abstain
2. Proposal to ratify the appointment of             /  /      /  /      /  /
   PricewaterhouseCoopers LLP as the
   independent public accountants for the
   company for the year ending December 31, 1999.
   The Board of Directors unanimously recommends a vote "FOR" this proposal.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.




                            THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE FOREGOING PROPOSALS.

                            Please mark, sign, date, and return this proxy promptly using the enclosed envelope.


Signature __________________  Signature, if jointly held proxy _________________  Dated: _______________

Please sign exactly as shares are registered.  When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.
_______________________________________________________________________________________________________
                                        -- FOLD AND DETACH HERE --